[GRAPHIC OMITTED]	Exhibit 99.1
CONTACT: Brainerd Communicators Ray Yeung / Jo Anne Barrameda (Media) yeung@braincomm.com / barrameda@braincomm.com Corey Kinger (Investors) kinger@braincomm.com 212.986.6667

TMNG Receives Nasdaq Notification Letter

Overland Park, KS – September 18, 2009 – TMNG Global (NASDAQ: TMNG) announced today that it received a letter from The Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq Marketplace Rule 5450(a)(1) (the "Bid Price Rule") because the closing bid price per share of its common stock has been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company will be provided with 180 calendar days, or until March 15, 2010, to regain compliance with the Bid Price Rule. The Company may be eligible for an additional 180 day grace period if it meets the initial listing standards, with the exception of the minimum bid price requirement, for the Nasdaq Capital Market and transfers its securities from the Nasdaq Global Market to the Nasdaq Capital Market prior to March 15, 2010. The notification letter received from Nasdaq has no immediate effect on the listing of the Company's common stock at this time.

To regain compliance with the Bid Price Rule, the closing bid price of the Company's common stock must remain at or above $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance with the Bid Price Rule and has not transferred its securities to the Nasdaq Capital Market by March 15, 2010, Nasdaq will provide the Company with written notification that its common stock is subject to delisting. At that time, the Company may appeal Nasdaq's determination to delist its common stock to a Nasdaq Hearing's Panel. The Company has not yet determined what action or response, if any, the Company will take regarding the non-compliance.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the continued listing of the Company's common stock on Nasdaq, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the recent worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the recent slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.